Exhibit 99.1

UiPath Announces Executive Leadership Changes, Names Chris Weber

Chief Business Officer

Former Microsoft executive Chris Weber to oversee sales and services, and global partner programs

NEW YORK, NY, March 30, 2022 – UiPath (NYSE: PATH), a leading enterprise automation software company, today announced that Chris Weber is joining the Company’s executive team to become its first-ever Chief Business Officer effective April 4, 2022. A former Microsoft executive that brings more than 25 years of enterprise software experience, Weber will be responsible for leading global go-to-market strategy and execution at UiPath, and will guide worldwide sales, services, and other go-to-market operations including its partner organization.

Weber joins UiPath most recently from Microsoft, where he served as Corporate Vice President of Microsoft’s Corporate and Small and Medium-Sized Business commercial team and led Digital Sales across the commercial business. In that role, Weber helped to transform sales and marketing across the organization and was responsible for leading a team driving growth and new customer acquisition across customer solution areas, including Modern Work, Business Applications, Infrastructure, and Data and Artificial Intelligence. His team also recruited and built one of the world’s largest cloud ecosystems of channel partners. Weber also spent time at Nokia where he led the Company’s re-entry into the North American market.

“It’s an incredible opportunity to join UiPath and lead this highly-talented go-to-market team. The meaningful value that UiPath creates for its customers through its end-to-end automation platform is essential to digital transformation and what is driving the Company’s success,” said Weber. “I’m committed to helping UiPath build on its momentum and allocate resources against its greatest potential. UiPath has a talented management team, a unique culture and purpose, and tremendous potential. I look forward to putting my background and skills to work to help achieve greater results.”

“UiPath has a track record of growth at scale. Looking ahead, we expect to surpass $1 billion in ARR in fiscal year 2023 in a total addressable automation market of $60 billion. To achieve our potential we are focused on identifying world-class leaders who bring a deep background in scaling and inspiring global teams,” said UiPath Co-Founder and CEO Daniel Dines. “We welcome Chris at this important inflection point for the Company and are fortunate to have experienced and passionate sales leaders in every part of the world who are working relentlessly to support our mission to accelerate the adoption of enterprise automation.”

UiPath also announced that Chief Revenue Officer Thomas Hansen is leaving the Company to pursue other opportunities. Mr. Hansen will remain with the Company through the end of the first quarter fiscal 2023 to assist with the transition.

“Our leadership team has made significant investments in our go-to-market talent to continue to expand our global reach and to deliver the best experience possible to our customers. We remain committed to the initiatives underway and thank Thomas for his contributions,” continued Dines. “We expect a smooth transition across our go-to-market team as we continue to focus on serving our customers and delivering the promise of automation.”

Forward Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “outlook,” “seeks,” “should,” “will,” and variations of such words, including the negatives of these words or similar expressions.

We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions.

These forward-looking statements include, but are not limited to, statements regarding our expectations regarding our ARR in fiscal 2023, the total addressable market for automation software, our ability to add and integrate talent to our go-to-market team and the adoption of enterprise automation. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) our recent rapid growth, which may not be indicative of our future growth; (2) our limited operating history; (3) our ability to successfully manage our growth; (4) our ability and the ability of our platform to satisfy and adapt to customer demands; (5) our dependency on our existing customers to renew their licenses and purchase additional licenses and products from us and our channel partners; (6) our ability to attract and retain customers; (7) the competitive markets in which we participate; (8) general market, political, economic, and business conditions; (9) our ability to maintain and expand our distribution channels; (10) our ability to retain and motivate our management and key employees and integrate new team members and manage management transitions; (11) unfavorable conditions in our industry, the market, political, economic, and business conditions, including geo-political turmoil as caused by the Russian military operation in the Ukraine; (12) our reliance on third-party providers of cloud-based infrastructure; and (13) the potential impact that the COVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations.

Further information on risks that could cause actual results to differ materially from our guidance can be found in our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2021 filed with the SEC on December 10, 2021 and in our Annual Report on Form 10-K that will be filed for the annual period ended January 31, 2022 and other filings and reports that we may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.

About UiPath

UiPath has a vision to deliver the Fully Automated Enterprise™, one where companies use automation to unlock their greatest potential. UiPath offers an end-to-end platform for automation, combining the leading Robotic Process Automation (RPA) solution with a full suite of capabilities that enable every organization to rapidly scale digital business operations.

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Contacts

Media Contact

Toni Iafrate

UiPath

pr@uipath.com

Investor Relations Contact

Kelsey Turcotte

UiPath

investor.relations@uipath.com